Report of Independent Registered
 Public Accounting Firm

To the Board of Trustees of
Federated U.S. Government Bond Fund

In planning and performing our
audits of the financial
statements of Federated U.S.
Government Bond
Fund (the "Fund"), as of
and for the year ended August 31, 2011,
in accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
 the Fund's internal control
over financial reporting, including
controls over safeguarding securities,
 as a basis for designing our
auditing procedures for the
 purpose
 of expressing our opinion
 on the financial statements
and to comply
with the requirements of
Form N-SAR, but not for the
purpose of expressing an
 opinion on the
effectiveness of the Fund's
 internal control over financial
 reporting. Accordingly, we
express no such
opinion.

Management of the Fund is
 responsible for establishing
 and maintaining effective
internal control over
financial reporting. In
fulfilling this responsibility,
 estimates and judgments
by management are required
to assess the expected benefits
 and related costs of controls.
 A company's internal control
over financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of
financial
reporting and the preparation
of financial statements for
external purposes in accordance
 with generally
accepted accounting principles.
 A company's internal control
 over financial reporting
includes those
policies and procedures that
(1) pertain to the maintenance
of records that, in reasonable
detail, accurately
and fairly reflect the
transactions and dispositions
of the assets of the company;
 (2) provide reasonable
assurance that transactions
 are recorded as necessary
to permit preparation of
 financial statements in
accordance with generally
 accepted accounting principles,
 and that receipts and expenditures
 of the
company are being made in accordance
 with authorizations of management
 and directors of the company;
and (3) provide reasonable assurance
 regarding prevention or timely
detection of the unauthorized
acquisition, use, or disposition
of the company's assets that could
have a material affect on the financial
statements.

Because of its inherent limitations,
internal control over financial
 reporting may not prevent or detect
misstatements. Also, projections of
 any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions,
or that the degree of compliance
with the policies or procedures may
deteriorate.

A deficiency in internal control
 over financial reporting exists
when the design or operation of
 a control
does not allow management or
employees, in the normal course
of performing their assigned
functions, to
prevent or detect misstatements
 on a timely basis. A material
weakness is a deficiency, or
a combination
of deficiencies, in internal
control over financial reporting,
such that there is a reasonable
 possibility that a
material misstatement of the
Funds' annual or interim financial
statements will not be prevented or
detected on a timely basis.

Our consideration of the Fund's
internal control over financial
reporting was for the limited purpose
described in the first paragraph
and would not necessarily disclose
 all deficiencies in internal control
 that
might be material weaknesses under
standards established by the Public
 Company Accounting Oversight
Board (United States). However,
we noted no deficiencies in the Fund's
 internal control over financial
reporting and its operation,
including controls over safeguarding
securities that we consider to be a
material weakness as defined above
as of August 31, 2011.

This report is intended solely
 for the information and use of
 management and the Board of
Trustees of
Federated U.S. Government
Bond Fund and the Securities
and Exchange Commission and
is not intended
to be and should not be used
by anyone other than those
 specified parties.



Boston, Massachusetts
October 24, 2011